Exhibit 99.1

Simulations Plus Reports Fourth Quarter and Fiscal 2024 Financial Results

Fiscal 2024 revenue grew 18% year-over-year to $70 million, with diluted earnings per share (EPS) of $0.49

Provides fiscal 2025 revenue guidance of $90 to $93 million (+28% to +33%) and adjusted diluted EPS guidance of $1.07 to $1.20

LANCASTER, CA, October 23, 2024 – Simulations Plus, Inc. (Nasdaq: SLP) (“Simulations Plus”), a leading provider of biosimulation, simulation-enabled performance and intelligence solutions, and medical communications to the biopharma industry, today reported financial results for its fourth quarter and fiscal 2024, ended August 31, 2024.

Fourth Quarter 2024 Financial Highlights (compared to fourth quarter 2023)
•Total revenue increased 19% to $18.7 million
•Software revenue increased 6% to $9.9 million, representing 53% of total revenue
•Services revenue increased 39% to $8.8 million, representing 47% of total revenue
•Gross profit of $6.8 million; gross margin was 37%
•Adjusted EBITDA of $4.1 million, representing 22% of total revenue, compared to $4.9 million, representing 31% of total revenue
•Net income of $0.8 million and diluted EPS of $0.04 versus net income of $0.5 million and diluted EPS of $0.03
•Adjusted diluted EPS of $0.06, excluding the impact of acquisition costs, versus adjusted diluted EPS of $0.18

Full Year 2024 Financial Highlights (compared to full year 2023)
•Total revenue increased 18% to $70.0 million
•Software revenue increased 12% to $41.0 million, representing 59% of total revenue
•Services revenue increased 26% to $29.0 million, representing 41% of total revenue
•Gross profit of $43.2 million; gross margin was 62%
•Adjusted EBITDA of $20.3 million, representing 29% of total revenue, compared to $20.6 million, representing 35% of total revenue
•Net income of $10.0 million and diluted EPS of $0.49, equivalent to the prior period
•Adjusted diluted EPS of $0.53, excluding the impact of acquisition costs, versus adjusted diluted EPS of $0.67

Management Commentary

“Our fiscal year 2024 results reflected strong performance in both our software and services segments,” said Shawn O’Connor, Chief Executive Officer of Simulations Plus. “Total revenue increased 18%, driven by upgrade releases that advanced our biosimulation leadership across all of our main platforms, including GastroPlus®, MonolixSuite™ and ADMET Predictor®. Organic revenue growth, excluding the fourth quarter revenue contribution from Pro-ficiency, was 14%. Software revenue increased 12%, led by our Clinical Pharmacology & Pharmacometrics (CPP) business unit with its MonolixSuite platform expanding by 20%. Our services segment delivered notable strength, increasing by 26% and exceeding our internal expectations, led by robust growth in our Quantitative Systems Pharmacology (QSP) and CPP business units.

“In June, we acquired Pro-ficiency, the largest and most significant M&A transaction in our Company’s history. This acquisition doubled our total addressable market to $8 billion and is expected to accelerate future growth by expanding our ability to support clients across clinical operations, medical affairs, and commercialization. The integration is progressing ahead of schedule, and we anticipate that our newly combined go-to-market strategies will drive additional business development opportunities. Additionally, our shared scientific and technological capabilities are expected to deliver enhanced products and services, further benefiting our clients.

“Overall, we had a successful year and furthered our leadership position with a one-of-a-kind platform that spans the drug development value chain. I want to thank our expanded team for their unwavering dedication to create value for our customers through innovative science-based software and consulting solutions that optimize treatment options and improve patient lives.

“Looking ahead, we anticipate healthy revenue growth in fiscal 2025. Based upon current market conditions, organic growth is expected to be in the range of 10% to 15%. In addition, the Pro-ficiency acquisition – which encompasses our Adaptive Learning and Insights (ALI) and Medical Communications (MC) business units – is expected to contribute $15 to $18 million. Our fiscal 2025 guidance is as follows:

Fiscal 2025 Guidance

Fiscal 2025 Guidance
Revenue	$90M - $93M
Revenue growth	28 - 33%
Software mix	55 - 60%
Adjusted EBITDA margin	31 - 33%
Adjusted diluted EPS	$1.07 - $1.20

“Moving on to market conditions, the funding environment in both pharma and biotech has been constrained for two consecutive years. While we are encouraged by initial budget discussions with our clients for calendar year 2025, we are maintaining our cautiously optimistic approach, consistent with the strategy we’ve employed over the past few years. Importantly, we believe that we are well-positioned to respond if there is an uptick in spending during the year.

“Finally, our near-term priorities include completing the acquisition integration, expanding cross-selling opportunities, and driving towards our historical adjusted EBITDA margin target of 35-40% and corresponding profitability levels. We remain committed to executing our disciplined growth strategy and delivering long-term value for our stakeholders,” concluded O’Connor.

Webcast and Conference Call Details

Shawn O’Connor, Chief Executive Officer, and Will Frederick, Chief Financial and Operating Officer, will host a conference call and webcast today at 5 p.m. Eastern Time to discuss the details of the Company’s performance for the quarter and certain forward-looking information. The call may be accessed by registering here or by calling 1-877-451-6152 (domestic) or 1-201-389-0879 (international) or by clicking on this Call me™ link to request a return call. The webcast can be accessed on the investor relations page of the Simulations Plus website www.simulations-plus.com/investorscorporate-profile/corporate-profile/ where it will also be available for replay approximately one hour following the call.

Non-GAAP Definitions

This press release contains “non-GAAP financial measures,” which are measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

A further explanation and reconciliation of these non-GAAP financial measures is included below and in the financial tables in this release.

The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation. Adjusted EBITDA and Adjusted Diluted EPS represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that these measures are useful in evaluating our core operating results. However, Adjusted EBITDA and Adjusted Diluted EPS are not measures of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income, operating income, or diluted EPS as indicators of our operating performance or to net cash provided by operating activities as a measure of our liquidity. We believe the Company’s Adjusted EBITDA and Adjusted Diluted EPS measures provide information that is directly comparable to that provided by other peer companies in our industry, but other companies may calculate non-GAAP financial results differently, particularly related to nonrecurring, unusual items.

Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation, (gain) loss on currency exchange, any acquisition- or financial-transaction-related expenses, change in value of contingent consideration, and any asset impairment charges. Currency exchange excluded represents the exchange rate fluctuations on the foreign-currency-denominated transactions. The impact of transactions in foreign currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency.

Adjusted Diluted EPS

Adjusted Diluted EPS is calculated based on net income excluding the impact related to the previous items.

Adjusted Diluted EPS for fiscal 2024 is calculated based on net income excluding the impact of any acquisition- or financial-transaction-related expenses, any asset impairment charges, change in value of contingent consideration, and tax provisions/benefits related to the previous items.

The Company excludes the above items because they are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

About Simulations Plus

With more than 25 years of experience serving clients globally, Simulations Plus stands as a premier provider in the biopharma sector, offering advanced software and consulting services that enhance drug discovery, development, research, clinical trial operations, regulatory submissions, and commercialization. Our comprehensive biosimulation solutions integrate artificial intelligence/machine learning (AI/ML), physiologically based pharmacokinetics, physiologically based biopharmaceutics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. We also deliver simulation-enabled performance and intelligence solutions alongside medical communications support for clinical and commercial drug development. Our cutting-edge technology is licensed and utilized by leading pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | X | YouTube.

Environmental, Social, and Governance

We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website to read our 2023 ESG update.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “expect,” and “anticipate” mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to successfully integrate the Pro-ficiency business with our own as well as expenses we may incur in connection therewith, our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

Investor Relations Contacts:
Lisa Fortuna
Financial Profiles
310-622-8251
slp@finprofiles.com

Renee Bouche
Simulations Plus Investor Relations
661-723-7723
renee.bouche@simulations-plus.com

SIMULATIONS PLUS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Years ended August 31,
(in thousands, except per common share amounts)	2024	2023	2022
Revenues
Software	$41,024	$36,517	$32,642
Services	28,989	23,060	21,264
Total revenues	70,013	59,577	53,906
Cost of revenues
Software	6,478	3,627	3,060
Services	20,384	8,003	7,762
Total cost of revenues	26,862	11,630	10,822
Gross profit	43,151	47,947	43,084
Operating expenses
Research and development	5,754	4,504	3,208
Sales and marketing	8,915	6,558	4,879
General and administrative	22,351	28,160	20,086
Total operating expenses	37,020	39,222	28,173
Income from operations	6,131	8,725	14,911
Other income	6,280	2,970	204

Income before income taxes	12,411	11,695	15,115
Provision for income taxes	(2,457)	(1,734)	(2,632)
Net income	$9,954	$9,961	$12,483

Earnings per share
Basic	$0.50	$0.50	$0.62
Diluted	$0.49	$0.49	$0.60

Weighted-average common shares outstanding
Basic	19,987	20,075	20,196
Diluted	20,301	20,465	20,749

Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(105)	167	(265)
Unrealized losses on available-for-sale securities	$(5)	$—	$—
Comprehensive income	$9,844	$10,128	$12,218

SIMULATIONS PLUS, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	August 31, 2024	August 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$10,311	$57,523
Accounts receivable, net of allowance for credit losses of $149 and $46	9,136	10,201
Prepaid income taxes	2,197	804
Prepaid expenses and other current assets	7,753	3,904
Short-term investments	9,944	57,940
Total current assets	39,341	130,372
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $18,727 and $17,199	12,499	11,335
Property and equipment, net	812	671
Operating lease right-of-use assets	1,027	1,247
Intellectual property, net of accumulated amortization of $5,490 and $9,301	23,130	8,689
Other intangible assets, net of accumulated amortization of $3,177 and $2,107	23,210	12,825
Goodwill	96,078	19,099
Deferred tax assets	—	1,438
Other assets	542	425
Total assets	$196,639	$186,101
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$602	$144
Accrued compensation	4,513	4,392
Accrued expenses	2,043	659
Contracts payable	2,440	3,250
Operating lease liability - current portion	475	442
Deferred revenue	1,996	3,100
Total current liabilities	12,069	11,987
Long-term liabilities
Deferred income taxes, net	1,608	—
Operating lease liability	531	755
Contracts payable – net of current portion	—	3,330
Total liabilities	14,208	16,072
Commitments and contingencies	—	—
Shareholders' equity
Preferred stock, $0.001 par value - 10,000,000 shares authorized; no shares issued and outstanding	$—	$—
Common stock, $0.001 par value and additional paid-in capital —50,000,000 shares authorized; 20,051,134 and 19,937,961 shares issued and outstanding	152,328	144,974
Retained earnings	30,354	25,196
Accumulated other comprehensive loss	(251)	(141)
Total shareholders' equity	182,431	170,029
Total liabilities and shareholders' equity	$196,639	$186,101

SIMULATIONS PLUS, INC.
Trended Financial Information*
(Unaudited)

(in millions except earnings per share amounts)

	FY 2023				FY 2024				FY 2022	FY 2023	FY 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Full Year	Full Year	Full Year
Revenue
Software	$6.1	$10.5	$10.6	$9.3	$7.6	$11.6	$11.9	$9.9	$32.7	$36.5	$41.0
Services	$5.9	$5.3	$5.6	$6.3	$6.9	$6.7	$6.6	$8.8	$21.2	$23.1	$29.0
Total	$12.0	$15.8	$16.2	$15.6	$14.5	$18.3	$18.5	$18.7	$53.9	$59.6	$70.0

Gross Margin
Software	85.4%	92.0%	91.5%	89.4%	86.9%	88.4%	88.2%	72.4%	90.6%	90.1%	84.2%
Services	69.7%	66.2%	63.4%	62.1%	47.0%	44.2%	41.4%	-4.0%	63.5%	65.3%	29.7%
Total	77.7%	83.4%	81.8%	78.4%	67.9%	72.2%	71.5%	36.6%	79.9%	80.5%	61.6%

Income from operations	$0.9	$4.0	$4.1	$(0.3)	$1.0	$4.4	$1.9	$(1.2)	$14.9	$8.7	$6.1
Operating Margin	7.3%	25.6%	25.2%	-1.8%	6.6%	24.3%	10.1%	-6.2%	27.7%	14.6%	8.8%
Net Income	$1.2	$4.2	$4.0	$0.5	$1.9	$4.0	$3.1	$0.8	$12.5	$10.0	$10.0
Diluted Earnings Per Share	$0.06	$0.20	$0.20	$0.03	$0.10	$0.20	$0.15	$0.04	$0.60	$0.49	$0.49
Adjusted EBITDA	$3.0	$6.2	$6.5	$4.9	$3.4	$7.1	$5.6	$4.1	$21.5	$20.6	$20.3
Adjusted Diluted EPS	$0.07	$0.21	$0.21	$0.18	$0.09	$0.22	$0.17	$0.06	$0.63	$0.67	$0.53
Cash Flow from Operations	$4.7	$5.5	$8.5	$3.1	$0.2	$5.8	$5.7	$1.6	$17.9	$21.9	$13.3

Revenue Breakdown by Region
Americas	$8.5	$10.6	$10.8	$11.0	$10.9	$12.5	$12.4	$14.7	$37.7	$40.8	$50.4
EMEA	2.1	3.6	3.4	2.6	2.3	4.7	4.5	2.6	10.4	11.7	14.1
Asia Pacific	1.3	1.5	2.1	2.1	1.3	1.2	1.6	1.4	5.8	7.0	5.5
Total	$12.0	$15.8	$16.2	$15.6	$14.5	$18.3	$18.5	$18.7	$53.9	$59.6	$70.0

Software Performance Metrics
Average Revenue per Customer (in thousands)
Commercial	$68.0	$110.0	$97.0	88.0	$79.0	$113.0	$97.0	$89.0

Services Performance Metrics
Backlog (in millions)	$15.8	$15.4	$15.7	$19.5	$18.9	$18.0	$19.6	$14.1

*Numbers may not add due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted EBITDA to Net Income*
(Unaudited)

(in millions)

	FY 2023				FY 2024				FY 2022	FY 2023	FY 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Full Year	Full Year	Full Year
Net Income	$1.2	$4.2	$4.0	$0.5	$1.9	$4.0	$3.1	$0.8	$12.5	$10.0	$10.0
Excluding:
Interest income and expense, net	(0.8)	(1.0)	(1.1)	(1.3)	(1.3)	(1.3)	(1.5)	(0.2)	(0.7)	(4.1)	(4.4)
Provision for income taxes	0.4	0.9	0.9	(0.5)	0.5	1.2	0.8	—	2.6	1.7	2.5
Depreciation and amortization	0.9	0.9	0.9	1.1	1.1	1.1	1.3	2.2	3.6	3.9	5.7
Stock-based compensation	0.9	1.2	1.1	1.1	1.3	1.6	1.7	1.4	2.7	4.2	5.9
(Gain) loss on currency exchange	—	—	0.3	0.2	—	0.1	—	(0.4)	0.2	0.5	(0.4)
Impairment of other intangibles	—	—	—	0.5	—	—	—	—	—	0.5	—
Change in value of contingent consideration	—	—	—	0.7	(0.1)	0.4	(0.6)	(1.4)	0.3	0.7	(1.6)
Mergers & Acquisitions expense	0.3	0.1	0.4	2.5	—	—	0.9	1.7	0.3	3.3	2.6
Adjusted EBITDA	$3.0	$6.2	$6.5	$4.9	$3.4	$7.1	$5.6	$4.1	$21.5	$20.6	$20.3
*Numbers may not add due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted Diluted EPS to Diluted EPS*
(Unaudited)
(in millions, except Diluted EPS and Adjusted Diluted EPS)

	FY 2023				FY 2024				FY 2022	FY 2023	FY 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Full Year	Full Year	Full Year
Net Income (GAAP)	$1.2	$4.2	$4.0	$0.5	$1.9	$4.0	$3.1	$0.8	$12.5	$10.0	$10.0
Excluding:
Mergers & Acquisitions expense	0.3	0.1	0.4	0.9	—	—	0.9	1.7	0.3	1.7	2.6
Immunetrics transaction costs	—	—	—	1.6	—	—	—	—	—	1.6	—
Change in value of contingent consideration	—	—	—	0.7	(0.1)	0.4	(0.6)	(1.4)	0.3	0.7	(1.6)
Cognigen trade name write-off	—	—	—	0.5	—	—	—	—	—	0.5	—
Tax effect on above adjustments	(0.1)	—	(0.1)	(0.5)	—	(0.1)	(0.1)	(0.1)	(0.1)	(0.7)	(0.2)
Adjusted Net income (Non-GAAP)	$1.5	$4.2	$4.3	$3.7	$1.8	$4.4	$3.4	$1.1	$13.0	$13.8	$10.8
Weighted-average common shares outstanding:
Diluted	20.8	20.5	20.4	20.4	20.3	20.3	20.4	20.3	20.7	20.5	20.3

Diluted EPS (GAAP)	$0.06	$0.20	$0.20	$0.03	$0.10	$0.20	$0.15	$0.04	$0.60	$0.49	$0.49
Adjusted Diluted EPS (Non-GAAP)	$0.07	$0.21	$0.21	$0.18	$0.09	$0.22	$0.17	$0.06	$0.63	$0.67	$0.53
*Numbers may not add due to rounding